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                                  EXHIBIT 10.3
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                               PRIME HOLDING, INC.
                         MANAGEMENT STOCK INCENTIVE PLAN

        1. Establishment and Purpose of the Plan. This Management Stock Incentive Plan (the "Plan") is established by Prime Holding, Inc., a Delaware corporation ("Holding"), as of December 2, 1994. The Plan is designed to enable Holding to attract, retain and motivate members of the management and certain other officers and key employees of Holding, Primeco Inc., a Texas corporation ("Prime") and its subsidiaries, by providing for or increasing their proprietary interest in Holding. The Plan provides for the grant of options ("Options") that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not so qualify ("Non-Qualified Options"), for the grant of stock appreciation rights ("Stock Appreciation Rights") and for the sale or grant of restricted stock ("Restricted Stock").

        2. Stock Subject to Plan. The maximum number of shares of stock that may be subject to Options or Stock Appreciation Rights granted hereunder and the number of shares of stock that may be granted or sold as Restricted Stock hereunder shall not in the aggregate exceed 25,000 shares of the Class C Stock, $0.01 par value (the "Shares"), of Holding, subject to adjustment under Section 13 hereof. The Shares that may be subject to Options granted and Restricted Stock sold or granted under the Plan may be authorized and unissued Shares or Shares reacquired by Holding and held as treasury stock.

        Shares that are subject to the unexercised portions of any Options that expire, terminate or are canceled, and Shares that are subject to any Stock Appreciation Rights that expire, terminate or are canceled, and Shares of Restricted Stock that are reacquired by Holding pursuant to the restrictions thereon, shall again be available for the grant of Options or Stock Appreciation Rights and the sale or grant of Restricted Stock under the Plan. If a Stock Appreciation Right is exercised, any Option or portion thereof that is surrendered in connection with such exercise shall terminate and the Shares theretofore subject to the Option or portion thereof shall not be available for further use under the Plan.

        In addition to the grant of Options, Stock Appreciation Rights and Restricted Stock to Participants (as hereinafter defined), Holding may also issue Restricted Stock to non-Participants to be held for the benefit of the Participants.

        3. Shares Subject to Certificate of Designation. All Shares issuable under Options or Stock Appreciation Rights and all Shares of Restricted Stock sold or granted pursuant to this Plan shall be subject to the terms and restrictions contained in the Certificate of Designation of Holding. A copy of the Certificate of Designation shall be delivered to the recipient of an Option, Stock Appreciation Right or Restricted Stock at the time of grant or issuance.
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        4.  Administration of the Plan. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors (the "Board") of Holding. If no persons are designated by the Board to serve on the Committee, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee.

        All actions of the Committee shall be authorized by a majority vote thereof at a duly called meeting. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the agreements and other instruments evidencing Options and Stock Appreciation Rights granted and Restricted Stock sold or granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon the Eligible Employees, as hereinafter defined. Notwithstanding the foregoing, any dispute arising under any Agreement (as defined below) shall be resolved pursuant to the dispute resolution mechanism set forth in such Agreement.

        Subject to the express provisions of the Plan, the Committee shall determine the number of Shares subject to grants or sales and the terms thereof, including the provisions relating to the exercisability of Options and Stock Appreciation Rights, lapse and non-lapse restrictions upon the Shares obtained or obtainable under the Plan and the termination and/or forfeiture of Options and Stock Appreciation Rights and Restricted Stock under the Plan. The terms upon which Options and Stock Appreciation Rights are granted and Restricted Stock is sold or granted shall be evidenced by a written agreement executed by Holding and the Participant to whom such Options, Stock Appreciation Rights or Restricted Stock are sold or granted (the "Agreement").

        5. Eligibility. Persons who shall be eligible for grants of Options or Stock Appreciation Rights or sales or grants of Restricted Stock hereunder ("Eligible Employees") shall be those employees of Holding, Prime or a subsidiary of Prime who are members of a select group of management or other key employees that the Committee may from time to time designate to participate under the Plan ("Participants") through grants of Non-Qualified Options, Incentive Stock Options and, if applicable, Stock Appreciation Rights, and/or through sales or grants of Restricted Stock.

        6. Terms and Conditions of Options. No Incentive Stock Option shall be granted for a term of more than ten years and no Non-Qualified Option shall be granted for a term of more than ten years and thirty days. Options may, in the discretion of the Committee, be granted with associated Stock Appreciation
Rights or be amended so as to provide for associated Stock Appreciation Rights. The Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee as long as such terms, conditions and provisions are not inconsistent with the Plan. The Committee shall designate as such those Options intended to be eligible to qualify and be treated as Incentive Stock Options and, correspondingly, those Options not intended to be eligible to qualify and be treated as Incentive Stock Options.
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        7.  Exercise Price of Options. The exercise price for each Non-Qualified
Option granted hereunder shall be set forth in the Agreement. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), the exercise price of any Option intended to be eligible to qualify and be treated as an Incentive Stock Option shall not be less than the fair market value of the Shares on the date such Incentive Stock Option is granted, except that if such Incentive Stock Option is granted to a Participant who on the date of grant is treated under Section
424(d) of the Code as owning stock (not including stock purchasable under outstanding options) possessing more than ten percent of the total combined voting power of all classes of Holding's stock, the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of the Shares on the date such Incentive Stock Option is granted.

        For all Options granted within six months of the date of adoption of the Plan, the fair market value of the Shares subject to the Option shall be $70.00. Thereafter, the fair market value of Shares for the purposes of this Plan shall be determined by the Board, whose valuation shall be binding upon each Optionee.

        Payment for Shares purchased upon exercise of any Option granted hereunder shall be in cash at the time of exercise, except that, if either the Agreement so provides or the Committee so permits, and if Holding is not then prohibited from doing so, such payment may be made in whole or in part with shares of stock of the same class as the stock then subject to the Option. The Committee also may on an individual basis permit payment or agree to permit payment by such other alternative means as may be lawful, including by delivery of an executed exercise notice together with irrevocable instructions to a broker promptly to deliver to Holding the amount of sale or loan proceeds required to pay the exercise price.

        8. Non-transferability. Unless provided otherwise in the Agreement, any Option granted under this Plan shall by its terms be nontransferable by the Participant other than by will or the laws of descent and distribution (in which case such descendant or beneficiary shall be subject to all terms of the Plan applicable to Participants) and is exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

        9. Incentive Stock Options. The provisions of the Plan are intended to satisfy the requirements set forth in Section 422 of the Code and the regulations promulgated thereunder (including the aggregate fair market value limits set forth in Section 422(d) of the Code) with respect to Incentive Stock Options granted under the Plan. For so long as required under Section 422 of the Code and the regulations promulgated thereunder (or any successor statute or rules), during the term of the Plan, the aggregate fair market value of the Shares with respect to which Incentive Stock Options are first exercisable by an Eligible Employee during any calendar year shall not exceed $100,000. For the purpose of this Section 9, the fair market value of the Shares shall be determined at the time the Incentive Stock Option is granted.

        10. Stock Appreciation Rights. The Committee may, under such terms and conditions as it deems appropriate, grant to any Eligible Employee selected by the Committee Stock Appreciation Rights, which may or may not be associated with Options. Upon exercise of a Stock Appreciation
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Right, the Participant shall be entitled to receive payment of an amount equal to the excess of the fair market value, as defined by the Committee, of the underlying Shares on the date of exercise over the Stock Appreciation Right's exercise price. Such payment may be made in additional Shares valued at their fair market value on the date of exercise or in cash, or partly in Shares and partly in cash, as the Committee may designate. The Committee may require that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of such Stock Appreciation Right. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be necessary or desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        11. Restricted Stock. The Committee may sell or grant Restricted Stock under the Plan (either independently or in connection with the exercise of Options or Stock Appreciation Rights under the Plan) to Eligible Employees selected by the Committee. The Committee shall in each case determine the number of Shares of Restricted Stock to be sold or granted, the price at which such Shares are sold, if applicable, and the terms and duration of the restrictions to be imposed upon those Shares.

        12. Investment Representation. Each Agreement may contain an agreement that, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any Shares.

        13. Adjustments. In the event of any one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, extraordinary dividends, or distributions, or similar events, an appropriate adjustment shall be made in the number, exercise or sale price and/or type of shares or securities for which Options or Stock Appreciation Rights may thereafter be granted and Restricted Stock may thereafter be sold or granted under the Plan. The Committee also shall designate the appropriate changes that shall be made in Options or Stock Appreciation Rights, or rights to purchase Restricted Stock under the Plan, so as to preserve the value of any such Options, Stock Appreciation Rights or Restricted Stock. The Committee may do so either at the time the Option or Stock Appreciation Right is granted or Restricted Stock offered or at the time of the event causing the adjustments. Any such adjustment in outstanding Options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such Options. Any such adjustments in outstanding rights to purchase Restricted Stock shall be made without changing the aggregate purchase price of such Restricted Stock.

        14. Duration of Plan. Options may not be granted and Restricted Stock may not be sold or granted under the Plan after December 2, 2004.

        15. Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan. The Committee may amend the Plan or any Agreement issued hereunder to
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the extent necessary for any Option or Stock Appreciation Right granted or
Restricted Stock sold or granted under the Plan to comply with applicable tax or securities laws. If Holding shall become a reporting company under the Exchange Act and if the Board determines that the approval of the stockholders of Holding is advisable and necessary for compliance with Exchange Act Rule 16b-3 or any successor or similar rule or regulation, no such action of the Board or the Committee shall be permitted unless taken with or ratified by such approval.

        No Option or Stock Appreciation Right may be granted or Restricted Stock sold or granted during any suspension of the Plan or after the termination of the Plan. No amendment, suspension or termination of the Plan or of any Agreement issued hereunder shall, without the consent of the affected holder of such Option or Stock Appreciation Right or Restricted Stock, alter or impair any rights or obligations in any Option or Stock Appreciation Right or Restricted Stock theretofore granted or sold to such holder under the Plan.

        16. Nature of Plan. This Plan is intended to qualify as a compensatory benefit plan within the meaning of Rule 701 under the Act. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

        17. Cancellation of Options. Any Option granted under the Plan may be canceled at any time with the consent of the holder and a new Option may be granted to such holder in lieu thereof.

        18. Withholding Taxes. Whenever Shares are to be issued with respect to the exercise of Options or amounts are to be paid or income earned with respect to Stock Appreciation Rights or Restricted Stock under the Plan, the Committee in its discretion may require the Participant to remit to Holding, prior to the delivery of any certificate or certificates for such Shares or the payment of any such amounts, all or any part of the amount determined in the Committee's discretion to be sufficient to satisfy federal, state and local withholding tax obligations (the "Withholding Obligation") that Holding or its counsel determines may arise with respect to such exercise, issuance or payment. Pursuant to a procedure established by the Committee or as set forth in the Agreement, the Participant may (i) request Holding to withhold delivery of a sufficient number of Shares or a sufficient amount of the Participant's compensation or (ii) deliver a sufficient number of previously-issued Shares, to satisfy the Withholding Obligation.